UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 21, 2012 (December 18, 2012)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into Material Definitive Agreements.

Thirteenth Amendment to Second Amended and Restated Credit Agreement

On December 18, 2012, Magnum Hunter Resources Corporation (the “Company”) entered into the Thirteenth Amendment to Second Amended and Restated Credit Agreement and Amendment to Amended and Restated Security Agreement (the “Thirteenth Amendment”), by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto.

The Second Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) provides for an asset-based, senior secured revolving credit facility (the “Revolving Facility”) maturing April 13, 2016.  The Revolving Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s proved crude oil and natural gas reserves and, based on such redeterminations, the borrowing base can be increased or decreased up to a maximum commitment level of $750 million.

The Thirteenth Amendment increased the permitted debt basket relating to the issuance of senior notes to $650.0 million in order to permit the Company’s issuance of additional 9.750% Senior Notes due 2020 (the “Senior Notes Offering”).  Pursuant to the Senior Notes Offering, which closed on December 18, 2012, the Company issued $150,000,000 in aggregate principal amount of senior notes.  See Item 8.01. Other Events — “Purchase Agreement Relating to Senior Notes Offering” below.

The Thirteenth Amendment also provided that each of the Conforming Borrowing Base and the Non-Conforming Borrowing Base for the Revolving Facility shall be reduced by $0.125 for each $1.00 of senior notes up to $150,000,000 issued pursuant to the Senior Notes Offering. Accordingly, upon the closing of the Senior Notes Offering, the Conforming Borrowing Base was reduced from $325.0 million to $306.25 million and the Non-Conforming Borrowing Base was reduced from $50.0 million to $31.25 million. The Conforming Borrowing Base shall be automatically reduced by $0.25 for each $1.00 of any additional senior notes in excess of $150,000,000 that may be issued by the Company and the Non-Conforming Borrowing Base shall be automatically reduced on a dollar for dollar basis for any additional senior notes in excess of $150,000,000 that may be issued by the Company, along with other mandatory reductions detailed in the Thirteenth Amendment.

The Thirteenth Amendment also amended the financial covenants in the Credit Agreement to require the Company to maintain a ratio of total debt to EBITDAX of not more than (i) 4.75 to 1.0 for the fiscal quarter ending December 31, 2012, (ii) 4.50 to 1.0 for the fiscal quarter ending March 31, 2013, (iii) 4.25 to 1.0 for the fiscal quarter ending June 30, 2013 and (iv) 4.25 to 1.0 for each fiscal quarter ending thereafter unless, in the case of this clause (iv) only, a “material asset sale” shall have occurred during any such fiscal quarter, in which case the ratio shall not exceed 4.00 to 1.0 for such fiscal quarter.  “Material asset sale” is defined in the Credit Agreement to mean any asset sale permitted under Section 9.11(d) of the Credit Agreement resulting in the receipt of net cash proceeds in excess of $15,000,000, excluding, however, sales made by the Company or its Restricted Subsidiaries in the ordinary course of their partnership drilling programs.

The Thirteenth Amendment also provides that EBITDAX shall be calculated on a trailing four quarter basis, provided that EBITDAX shall be calculated using an annualized concept as follows: (i) for the most recently ended quarter multiplied by a factor of 4 with respect to the fiscal quarter ending December 31, 2012; (ii) for the most recently ended two quarters multiplied by a factor of 2 with respect to the quarter ending March 31, 2013; and (iii) for the most recently ended three quarters multiplied by a factor of 4/3 with respect to the fiscal quarter ending June 30, 2013.

The foregoing description of the Thirteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Thirteenth Amendment as well as the complete text of the Credit Agreement. The Thirteenth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2011. Copies of the First, Second, Third, Fourth and Fifth Amendments to the Credit Agreement were filed as Exhibits 10.1, 10.1, 10.2, 10.1 and 10.1 to Current Reports on Form 8-K filed with the SEC on July 19, 2011, August 18, 2011, October 4, 2011, December 12, 2011 and February 21, 2012, respectively.  Copies of the Sixth and Seventh Amendments to the Credit Agreement were filed as Exhibits 10.1 and 10.2 to a Current Report on Form 8-K filed with the SEC on May 8, 2012.  A copy of the Eighth Amendment to the Credit Agreement was filed as Exhibit 10.3 to a Quarterly Report on Form 10-Q filed with the SEC on August 9, 2012.  A copy of the Ninth Amendment to the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on August 13, 2012.  Copies of the Tenth and Eleventh Amendments to the Credit Agreement were filed as Exhibits 10.1 and 10.2 to a Current Report on Form 8-K filed with the SEC on November 14, 2012.  A copy of the Twelfth Amendment was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 7, 2012.

Registration Rights Agreement

In connection with the Senior Notes Offering, the Company, the Guarantors (as defined in Item 8.01 hereof) and Citigroup Global Markets Inc., as representative of the Purchasers (as defined in Item 8.01 hereof), entered into the Registration Rights Agreement dated December 18, 2012 (the “Registration Rights Agreement”).  The description of the Registration Rights Agreement in the third paragraph of Item 8.01 hereof is incorporated by reference into this Item 1.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information pertaining to the Thirteenth Amendment in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01.                                        Other Events.

Purchase Agreement Relating to Senior Notes Offering

On December 13, 2012, the Company and certain of its subsidiaries (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., as representative of the several purchasers named therein (the “Purchasers”), in which the Company agreed to issue and sell to the Purchasers in a private offering $150,000,000 aggregate principal amount of the Company’s 9.750% Senior Notes due 2020 (the “Senior Notes”).  The Senior Notes were priced for purposes of the Senior Notes Offering at 102% of the principal amount of the Senior Notes and are unsecured and unconditionally guaranteed by the Guarantors as to the payment of principal and interest.  The closing of the sale of the Senior Notes by the Company to the Purchasers occurred on December 18, 2012.  The Senior Notes were issued under the indenture dated as of May 16, 2012, as previously supplemented (the “Indenture”) as an “add-on” to the $450,000,000 in substantially identical Senior Notes issued by the Company on May 16, 2012 under the Indenture.

The Senior Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction.  The Purchasers intend to resell the Senior Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

The Purchase Agreement provides that the holders of the Senior Notes will be entitled to the benefits of the Registration Rights Agreement, pursuant to which the Company has agreed to use commercially reasonable efforts to file a registration statement with the SEC pursuant to which the Company will exchange substantially identical registered senior notes for the unregistered Senior Notes or under certain circumstances register the resale of the Senior Notes under the Securities Act.  The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to exchange registered senior notes, or register the Senior Notes, within the time periods specified in the Registration Rights Agreement.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Some of the Purchasers or their affiliates have provided investment banking, commercial banking and financial advisory services for the Company from time to time for which they have received, and will receive, customary fees and reimbursements of expenses and may in the future provide additional services.  Affiliates of certain of the Purchasers are lenders under the Revolving Facility that will be paid down with the net proceeds of the Senior Notes Offering.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement dated December 18, 2012 among the Company, the Guarantors named therein and Citigroup Global Markets Inc., as representative of the Purchasers.
10.1

Thirteenth Amendment to Second Amended and Restated Credit Agreement, and Amendment to Amended and Restated Security Agreement dated as of December 18, 2012, by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: December 21, 2012	/s/ Gary C. Evans
Gary C. Evans
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement dated December 18, 2012 among the Company, the Guarantors named therein and Citigroup Global Markets Inc., as representative of the Purchasers.
10.1

Thirteenth Amendment to Second Amended and Restated Credit Agreement, and Amendment to Amended and Restated Security Agreement dated as of December 18, 2012, by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto.